As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPHARVEST, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-5042965
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jonathan Webb
Chief Executive Officer
AppHarvest, Inc.
500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Derek O. Colla
John T. McKenna
Cooley LLP
1299 Pennsylvania Avenue NW, Suite 700
Washington, DC 20004
(202) 842-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus which covers the offering, issuance and sale of such indeterminate number of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities by the Company of up to a maximum aggregate offering price of $300,000,000; and
•a sales agreement prospectus covering the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $100,000,000 of our common stock that may be issued and sold under a sales agreement, dated August 3, 2022, with Cowen and Company, LLC.
The base prospectus immediately follows this explanatory note. The prospectus relating to the sales agreement immediately follows the base prospectus. The common stock that may be offered, issued and sold by the Company under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued and sold by the Company under the base prospectus. Upon termination of the sales agreement with Cowen and Company, LLC, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS (Subject to Completion)    Dated August 3, 2022

$300,000,000
_________________________
Common Stock
Preferred Stock
Debt Securities
Warrants
_________________________

From time to time, we may offer and sell up to an aggregate amount of $300,000,000 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, or common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon exercise of warrants.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our common stock and warrants are listed on the Nasdaq Global Select Market under the trading symbols “APPH” and “APPHW,” respectively. On August 2, 2022, the last reported sale price of our common stock was $3.93 per share, and the last reported sale price of our warrants was $0.57 per warrant. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
_________________________
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________
The date of this prospectus is                 , 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $300,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer.
Each time we offer any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
In this prospectus, unless the context suggests otherwise, “we,” “us,” “our,” “Company,” and “AppHarvest” refer to AppHarvest, Inc. and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
APPHARVEST, INC.
Overview
We were founded on January 19, 2018. Together with our subsidiaries, we are a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with robotics and artificial intelligence to build a reliable, climate-resilient food system. Our farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. We combine conventional agricultural techniques with cutting-edge technology, including artificial intelligence and robotics, to improve access to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia.
Prior to October 2020, our operations were limited to the “start-up” concerns of organizing and staffing, business planning, raising capital, and acquiring and developing properties for controlled environment agriculture, or CEA. In October 2020, we partially opened our first CEA facility in Morehead, Kentucky, or the Morehead CEA facility, which we estimate can cultivate approximately 720,000 tomato plants with an approximate yield of 40 million pounds per year. We harvested our first crop of beefsteak tomatoes and tomatoes on the vine in January 2021 and March 2021, respectively. In May 2021, we opened production of the full 60 acres at the Morehead CEA facility and, in August 2021, concluded the first harvest. We completed planting of our second crop at the Morehead CEA facility in September 2021, and began harvest of the crop in the fourth quarter of 2021. We concluded the second harvest at the end of July 2022.
We currently have four other CEA facilities under various stages of construction, a salad greens facility in Berea, Kentucky, or the Berea salad greens facility, a tomato facility in Richmond, Kentucky, or the Richmond tomato facility, a facility in Somerset, Kentucky designed to grow berries, or the Somerset facility, and a salad green facility located adjacent to the Morehead CEA facility, or the Morehead salad greens facility.
As of the date hereof, construction on the Berea salad greens facility is approximately 91% complete; the Richmond tomato facility is approximately 86% complete, and the Somerset facility is approximately 84% complete. All three CEA facilities are expected to be operational by the end of 2022, with approximately 165 acres under production, though our construction timeline may be affected by the COVID-19 pandemic and related supply-chain disruptions.
To incorporate design and other insights we gained from construction of the Berea salad greens facility, and to maintain flexibility in the allocation of capital resources, we have temporarily paused development of the Morehead salad greens facility, with resumption of construction contingent upon financing. We expect to develop additional CEA facilities only after obtaining the necessary capital, assuming, among other things, that we are able to obtain necessary capital when needed and on acceptable terms.
Corporate Information
On January 29, 2021, AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc., or Legacy AppHarvest) a Delaware public benefit corporation, Novus Capital Corporation, a Delaware corporation, or Novus, ORGA, Inc., a Delaware corporation and wholly-owned subsidiary of Novus, or Merger Sub, consummated the closing of the transactions contemplated by a Business Combination Agreement, dated September 28, 2020, or the Business Combination Agreement, following the approval at a special meeting of the stockholders of Novus held on January 29, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AppHarvest and Novus was effected through the merger of Legacy AppHarvest with and into Merger Sub, with Legacy AppHarvest surviving as a wholly owned subsidiary of Novus, or the Business Combination. On the closing of the Business Combination, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc.

Our principal executive offices are located at 500 Appalachian Way, Morehead, Kentucky and our telephone number is (606) 653-6100. Our corporate website address is www.appharvest.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“AppHarvest” and our other registered and common law trade names, trademarks and service marks are property of AppHarvest, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, up to a total dollar amount of $300,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity date, if applicable;
•original issue discount, if any;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion, exercise, exchange or sinking fund terms, if any;
•ranking;
•restrictive covenants, if any;
•voting or other rights, if any;
•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and
•material or special U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
•the names of those agents or underwriters;
•applicable fees, discounts and commissions to be paid to them;
•details regarding overallotment options, if any; and
•the net proceeds to us.

Common Stock
We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under the section titled “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, or the designation of such series, any or all of which may be greater than the rights of our common stock. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.
The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the section titled “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under the section titled “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.
Nasdaq Global Select Market Listing
Our common stock and warrants are listed on the Nasdaq Global Select Market under the symbols “APPH” and “APPHW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•our ability to obtain funding for our future operations;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our ability to successfully construct controlled environment agriculture facilities, which may be subject to unexpected costs and delays and obtaining necessary capital when needed on acceptable terms;
•our business, expansion plans and opportunities, including CEA technology and future expected produce;
•our future capital requirements and sources and uses of cash;
•the outcome of any known and unknown litigation and regulatory proceedings;
•the implementation, market acceptance and success of our business model;
•our ability to scale in a cost-effective manner;
•developments and projections relating to our competitors and industry;
•the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
•our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•our ability to maintain our status as a Certified B Corporation;
•changes in applicable laws or regulations;
•our expected use of proceeds from any offering under this prospectus; and
•other risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein.
These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.
All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary description is based on the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2022, there were 105,737,466 shares of common stock issued and outstanding, which shares were held by 81 stockholders of record, and no shares of preferred stock outstanding

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action.
    We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•the title and stated value;
•the number of shares we are offering;
•the liquidation preference per share;
•the purchase price;
•the dividend rate, period and payment date and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing, if applicable;
•the provisions for a sinking fund, if applicable;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•voting rights of the preferred stock;
•preemptive rights, if any;
•restrictions on transfer, sale or other assignment;
•whether interests in the preferred stock will be represented by depositary shares;
•a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
The transfer agent for each series of preferred stock will be described in the applicable prospectus supplement.
Warrants

At June 30, 2022, there were 13,241,617 warrants to purchase common stock outstanding, consisting of 11,920,020 public warrants, or the Public Warrants, and 1,321,597 private warrants, or the Private Warrants and together with the Public Warrants, the Warrants. The Private Warrants are held by the initial stockholders of Novus. Each Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share at any time. The Warrants will expire on January 29, 2026, or earlier upon redemption or liquidation.

Holders of Public Warrants cannot pay cash to exercise of their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Public Warrants and a current prospectus relating thereto.

The Private Warrants are identical to the Public Warrants except that the Private Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by us, in each case so long as they are still held by the Novus initial stockholders or their permitted transferees. Under the terms of the Warrant Agreement, described below, if a Private Warrant is transferred to a holder other than an affiliate or permitted transferee, such Private Warrant will be treated as a Public Warrant.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant,
•at any time after the Public Warrants became exercisable;
•upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;
•if, and only if, the reported last sale price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants became exercisable and ending on the third trading day prior to the notice of redemption to Public Warrant holders; and
•if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such Public Warrant.

The redemption criteria for our Public Warrants was established at a price which is intended to provide Public Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Public Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then-outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the Warrant Agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the Warrant Agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

Anti-Takeover Provisions of Delaware Law and Our Charter Documents
Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status owned, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;
•provide that the authorized number of directors may be changed only by resolution of our board of directors;
•provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;
•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and
•not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.
The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and our policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
The amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the certificate of incorporation or our amended and restated bylaws; (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our amended and restated certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Status as a Delaware Public Benefit Corporation
Our amended and restated certificate of incorporation reflects our designation as a public benefit corporation under Delaware law and identifies our public benefit as (i) empowering individuals in Appalachia, (ii) driving positive environmental change in the agriculture industry and (iii) improving the lives of our employees and the community at large.
Delaware public benefit corporations are governed by the DGCL, including subchapter XV of the DGCL. Section 361 of the DGCL states that if a corporation elects to become a public benefit corporation, it shall be subject in all respects to the provisions of the DGCL, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply. Perhaps the most notable distinction of subchapter XV is its requirement that public benefit corporation directors balance the financial interests of stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefits identified in the public benefit corporation’s certificate of incorporation when making decisions. To date, there is limited case law involving public benefit corporations and the application of this and other distinct public benefit corporation requirements, which may create some uncertainty until additional case law develops.
Stockholders should note, however, that Sections 361 and 365 of the DGCL indicate that Delaware’s longstanding “business judgment rule” should apply to the balancing determinations required of public benefit corporation directors so long as directors remain informed and free of conflicts of interests. Similarly, a director’s ownership of or other interest in stock of the public benefit corporation will not, for purposes of Subsection XV, create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement in the DGCL, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. We expect that, in large part, traditional Delaware corporation law principles and the application of those principles in case law—including those related to self-dealing, conflicts of interest, and the application of the business judgment rule—will continue to apply with respect to public benefit corporations.
The following is a summary of the material differences between traditional Delaware corporations not subject to subchapter XV of the DGCL and Delaware public benefit corporations to the extent subchapter XV of the DGCL imposes additional or different requirements than the DGCL generally. This summary is subject to the complete text of subchapter XV of the DGCL, which stockholders are encouraged to read carefully.

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences

General	Subject in all respects to the provisions of the DGCL.	Same as a traditional Delaware corporation, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply.	Not applicable.

Purpose	Usually incorporated as a for-profit corporation that may engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.
Same as a traditional Delaware corporation; in addition, a Delaware public benefit corporation is intended to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. Accordingly, a Delaware public benefit corporation shall:

• Identify within its statement of business or purpose one or more specific “public benefits,” i.e., a positive effect (or reduction of negative effects) on one or more categories of persons, entities, communities or interests (other than shareholders in their capacities as shareholders), to be promoted by the corporation; and
• State within its heading that it is a public benefit corporation.
A public benefit corporation may be managed both to consider the financial interests of its shareholders as well as to promote its public benefits and operate in a responsible and sustainable manner.

Duties of Directors	Manage in the best interests of the corporation and its stockholders.	Manage in a manner that balances the pecuniary interests of the shareholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in its certificate of incorporation.	Directors of a traditional Delaware corporation may ordinarily take actions that they believe are not in the best interests of the stockholders in the short-term, at least if they believe that the action is in the long-term best interests of the corporation. The balancing requirement for directors of a public benefit corporation might more readily permit them, but does not require them, to take actions that stockholders consider not to be in their financial best interest.

Director Liability for Public Benefit Purpose	Not applicable.	A director of a public benefit corporation shall not, by virtue of the public benefit provisions of the DGCL, have any duty to any person on account of any interest of such person in the public benefit or public benefits identified in the certificate of incorporation or on account of any interest materially affected by the corporation’s conduct and, with respect to a decision implicating the balance requirement described in “Duties of Directors” above, will be deemed to satisfy such director’s fiduciary duties to stockholders and the corporation if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.	No practical difference; directors of traditional Delaware corporations and public benefit corporations must both act with a duty of care and duty of loyalty.

Conflicts of Interest for Public Benefit Duties of Directors	Not applicable.	A director’s ownership of or other interest in the stock of the public benefit corporation shall not alone create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement described in “Duties of Directors” above, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. In the absence of a conflict of interest, no failure to satisfy that balancing requirement shall, for the purposes of §102(b)(7) or §145 of the DGCL, constitute an act or omission not in good faith, or a breach of the duty of loyalty, unless the certificate of incorporation so provides.	No practical difference; the same DGCL requirements regarding officer and director conflicts of interest of a traditional Delaware corporation are applicable to a public benefit corporation.

Suits to Enforce Public Benefit Duties of Directors	Not applicable.	Any action to enforce the balancing requirement described in “Duties of Directors” above, including any individual, derivative or any other type of action, may not be brought unless the plaintiffs in such action own individually or collectively, as of the date of instituting such action, at least 2% of the corporation’s outstanding shares or, in the case of a corporation with shares listed on a national securities exchange, the lesser of such percentage or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted. The provisions of subchapter XV do not relieve the plaintiffs from complying with any other conditions applicable to filing a derivative action including §327 of the DGCL and any rules of the court in which the action is filed.	The enforcement suit structure available to shareholders of a Delaware public benefit corporation that have met the threshold requirements may provide for additional circumstances in which a Delaware public benefit corporation is the subject of litigation related to a particular balancing decision made by the Board.

Public Benefit Notices	Not applicable.	A public benefit corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation formed pursuant to subchapter XV.	A public benefit corporation’s notice of meeting of stockholders must include a statement that it is a public benefit corporation.

Biennial Public Benefit Corporation Reporting	Not applicable.	A public benefit corporation shall no less than biennially provide its stockholders with a statement as to the corporation’s promotion of the public benefit or public benefits identified in the certificate of incorporation and of the best interests of those materially affected by the corporation’s conduct. The statement shall include items specified in subchapter XV.	The stockholders of a public benefit corporation will have access to regular reports highlighting certain aspects of the public benefit corporation’s conduct that might not be provided to stockholders of a traditional Delaware corporation.
Common Law Fiduciary Duties in Transactions for Corporate Control	In the context of certain transactions implicating a sale of control of a company, Delaware common law may impose on directors of a traditional corporation a duty to maximize short-term stockholder value.	In response to all sale transactions, the directors of a public benefit corporation are required to adhere to the balancing requirement described in “Duties of Directors” above.	In a potential sale of control transaction of a public benefit corporation, the board of directors would consider and balance factors in addition to maximizing short-term stockholder value. In the context of a hostile bid for a public benefit corporation, the board of directors could choose to reject such a bid in circumstances where the directors of a traditional corporation might be compelled by their fiduciary duties to accept such an offer. Consequently, the stockholders of a public benefit corporation may not as easily realize their investment through a sale of control transaction.

Listing
Our common stock and warrants are traded on the Nasdaq Global Select Market under the symbols “APPH” and “APPHW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004, and its telephone number is (212) 509-4000.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
•the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and

•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

•Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•the performance of third-party service providers;
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;
•the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.
There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•if we notify any applicable trustee that we wish to terminate that global security; or
•if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:
•the name or names of any underwriters, dealers, agents or other purchasers;
•the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP, Palo Alto, California, will pass upon the validity of the securities offered by this prospectus and any supplement thereto. As of the date of this prospectus, GC&H Investments, LLC, which is an entity comprised of partners and associates of Cooley LLP, and Cooley LLP partners and associates beneficially own an aggregate of 95,817 and 100 shares of our common stock, respectively. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.appharvest.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39288):
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 3, 2022 and August 3, 2022, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 13, 2022, January 31, 2022 (except for the information furnished under Item 2.02 and the exhibits thereto), February 9, 2022 (except for the information furnished under Item 7.01 and the exhibits thereto), March 7, 2022 (except for the information furnished under Item 7.01 and the exhibits thereto), May 10, 2022 and May 17, 2022; and
•the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K, including any amendments thereto or reports filed for the purpose of updating such description.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
AppHarvest, Inc.
500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS (Subject to Completion)    Dated August 3, 2022

$100,000,000
Common Stock
We have entered into a sales agreement, or the sales agreement, with Cowen and Company, LLC, or Cowen, relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through or to Cowen, acting as our agent or principal.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “APPH.” On August 2, 2022, the last reported sale price of our common stock on the Nasdaq Global Select Market was $3.93 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Cowen for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page 20 for additional information regarding the compensation payable to Cowen.

We are a “smaller reporting company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible for reduced public company reporting requirements. Please see “Prospectus Summary-Implications of Being a Smaller Reporting Company.”
Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Cowen
, 2022

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $300,000,000. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of shares of our common stock in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with the documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not, and Cowen has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Information contained on our website is not part of this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
APPHARVEST, INC.
Overview
We were founded on January 19, 2018. Together with our subsidiaries, we are a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with robotics and artificial intelligence to build a reliable, climate-resilient food system. Our farms are designed to grow produce using sunshine, 100% rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. We combine conventional agricultural techniques with cutting-edge technology, including artificial intelligence and robotics, to improve access to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia.
Prior to October 2020, our operations were limited to the “start-up” concerns of organizing and staffing, business planning, raising capital, and acquiring and developing properties for controlled environment agriculture, or CEA. In October 2020, we partially opened our first CEA facility in Morehead, Kentucky, or the Morehead CEA facility, which we estimate can cultivate approximately 720,000 tomato plants with an approximate yield of 40 million pounds per year. We harvested our first crop of beefsteak tomatoes and tomatoes on the vine in January 2021 and March 2021, respectively. In May 2021, we opened production of the full 60 acres at the Morehead CEA facility and, in August 2021, concluded the first harvest. We completed planting of our second crop at the Morehead CEA facility in September 2021, and began harvest of the crop in the fourth quarter of 2021. We concluded the second harvest at the end of July 2022.
We currently have four other CEA facilities under various stages of construction, a salad greens facility in Berea, Kentucky, or the Berea salad greens facility, a tomato facility in Richmond, Kentucky, or the Richmond tomato facility, a facility in Somerset, Kentucky designed to grow berries, or the Somerset facility, and a salad green facility located adjacent to the Morehead CEA facility, or the Morehead salad greens facility.
As of the date hereof, construction on the Berea salad greens facility is approximately 91% complete; the Richmond tomato facility is approximately 86% complete, and the Somerset facility is approximately 84% complete. All three CEA facilities are expected to be operational by the end of 2022, with approximately 165 acres under production, though our construction timeline may be affected by the COVID-19 pandemic and related supply-chain disruptions.
To incorporate design and other insights we gained from construction of the Berea salad greens facility, and to maintain flexibility in the allocation of capital resources, we have temporarily paused development of the Morehead salad greens facility, with resumption of construction contingent upon financing. We expect to develop additional CEA facilities only after obtaining the necessary capital, assuming, among other things, that we are able to obtain necessary capital when needed and on acceptable terms.
Summary of Risks Affecting Our Business

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our securities. These risks include, among others, the following:

•We have a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future. Our business could be adversely affected if we fail to effectively manage our future growth and liquidity.
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•We will require significant additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate our operations and future growth.
•We have an evolving business model, which increases the complexity of our business and makes it difficult to evaluate our future business prospects.
•We face risks inherent in the greenhouse agriculture business, including the risks of diseases and pests.
•We currently rely on a single facility for all of our operations.
•Any damage to or problems with our CEA facilities, or delays in land acquisition or construction, could severely impact our operations and financial condition.
•Mastronardi is currently our sole, exclusive marketing and distribution partner. We are highly dependent on this relationship, and impairment to or termination of this relationship could adversely affect our results of operations and financial condition.
•We depend on employing a skilled local labor force, and failure to attract, develop, and retain qualified employees could negatively impact our business, results of operations and financial condition.
•We could be adversely affected by a change in consumer preferences, perception and spending habits in the food industry, and failure to develop and expand our product offerings or gain market acceptance of our products could have a negative effect on our business.
•We may be unable to successfully execute on our growth strategy. Failure to adequately manage our planned growth strategy may harm our business or increase our risk of failure.
•We have agreed not to compete with Mastronardi outside of Kentucky and West Virginia, which may limit our business opportunities.
•We build CEA facilities which may be subject to unexpected costs and delays due to reliance on third parties for construction, material delivery, supply-chains and fluctuating material prices.
•We may not be able to compete successfully in the highly competitive natural food market.
•We have only recently completed our second harvest, which makes it difficult to forecast future results of operations.
•Demand for our current and expected future products, which include tomatoes, salad greens, berries, and other produce, is subject to seasonal fluctuations and may adversely impact our results of operations in certain quarters.
•Food safety and foodborne illness incidents or advertising or product mislabeling may materially adversely affect our business by exposing us to lawsuits, product recalls, regulatory enforcement actions, or changes in consumer demand increasing our operating costs and reducing demand for our product offerings.
•As a public benefit corporation, our duty to balance a variety of interests may result in actions that do not maximize stockholder value.
•If we are unable to apply technology effectively in driving value for our clients through our technology-based platforms, our results of operations, client relationships and growth could be adversely affected.
If we are unable to adequately address these and other risks we face, our business, financial condition, operating results and prospects may be adversely affected.
Implications of Being a Smaller Reporting Company
Because our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates was less than $560.0 million measured on the last business day of our second fiscal quarter, we qualify again as a “smaller reporting company” as defined in the Exchange Act. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
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Corporate Information
On January 29, 2021, AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc., or Legacy AppHarvest) a Delaware public benefit corporation, Novus Capital Corporation, a Delaware corporation, or Novus, ORGA, Inc., a Delaware corporation and wholly-owned subsidiary of Novus, or Merger Sub, consummated the closing of the transactions contemplated by a Business Combination Agreement, dated September 28, 2020, or the Business Combination Agreement, following the approval at a special meeting of the stockholders of Novus held on January 29, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AppHarvest and Novus was effected through the merger of Legacy AppHarvest with and into Merger Sub, with Legacy AppHarvest surviving as a wholly owned subsidiary of Novus, or the Business Combination. On the closing of the Business Combination, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and Novus changed its name from Novus Capital Corporation to AppHarvest, Inc.
Our principal executive offices are located at 500 Appalachian Way, Morehead, Kentucky and our telephone number is (606) 653-6100. Our corporate website address is www.appharvest.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“AppHarvest” and our other registered and common law trade names, trademarks and service marks are property of AppHarvest, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

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THE OFFERING

Common stock offered by us	Shares of our common stock, par value $0.0001 per share, with an aggregate sale price of up to $100,000,000
Common stock to be outstanding after this offering	Up to 25,445,292 shares, assuming the sale of $100,000,000 of shares of our common stock in this offering at a public offering price of $3.93 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on August 2, 2022. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering	“At the market offering” that may be made from time to time through or to Cowen, as sales agent and/or principal. See “Plan of Distribution” on page 20.
Use of proceeds	We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page 9.
Risk factors
Investment in our securities involves a high degree of risk. You should read the “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Select Market trading symbol:	“APPH”
The number of our shares of common stock outstanding after this offering is based on 105,737,466 shares of common stock outstanding as of June 30, 2022, and excludes:
•5,360,212 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2022;

•2,185,823 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2022, with a weighted average exercise price of $0.86 per share;

•4,641,412 shares of common stock reserved for future issuance under the 2021 Equity Incentive Plan;
•1,888,259 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan; and
•13,241,617 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, with an exercise price of $11.50 per share.

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RISK FACTORS
You should consider carefully the risks described below and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Additional Risks Relating To The Offering
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering, if any, will be used for working capital and general corporate purposes, including to fund construction of our planned CEA facilities.
Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
You may experience immediate and substantial dilution.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 25,445,292 shares of our common stock are sold at a price of $3.93 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on August 2, 2022, for aggregate gross proceeds of $100 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.48 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to Cowen to sell shares of our common stock at any time throughout the term of the sales agreement. The number of shares that are sold through Cowen after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Cowen in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
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The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:
•our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;
•our ability to obtain funding for our future operations;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our ability to successfully construct controlled environment agriculture facilities, which may be subject to unexpected costs and delays and obtaining necessary capital when needed on acceptable terms;
•our business, expansion plans and opportunities, including CEA technology and future expected produce;
•our future capital requirements and sources and uses of cash;
•the outcome of any known and unknown litigation and regulatory proceedings;
•the implementation, market acceptance and success of our business model;
•our ability to scale in a cost-effective manner;
•developments and projections relating to our competitors and industry;
•the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
•our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•our ability to maintain our status as a Certified B Corporation;
•changes in applicable laws or regulations;
•our expected use of proceeds from this offering; and
•other risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein.
These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.
All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “should,” “will” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in this prospectus, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in
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our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cowen as a source of financing.
We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes, including to fund construction of our planned CEA facilities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest any net proceeds from this offering in interest-bearing, investment-grade instruments.

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DILUTION
If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of June 30, 2022, was $355.7 million, or $3.36 per share. Net tangible book value is total tangible assets less our total liabilities divided by the number of shares of common stock outstanding as of June 30, 2022.
After giving effect to the sale of $100 million of shares of common stock in this offering at an assumed public offering price of $3.93 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on August 2, 2022, and after deducting offering commissions and expenses payable by us, our net tangible book value as of June 30, 2022, would have been $452.4 million, or $3.45 per share of common stock. This represents an immediate increase in net tangible book value of $0.09 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.48 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$3.93
Net tangible book value per share as of June 30, 2022	$3.36
Increase in net tangible book value per share attributable to new investors in offering	$0.09
As adjusted net tangible book value per share after this offering		$3.45
Dilution per share to new investors		$0.48
The above discussion and table are based on shares of our common stock issued and outstanding after this offering as of June 30, 2022, and excludes:
•5,360,212 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding as of June 30, 2022;

•2,185,823 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2022, with a weighted average exercise price of $0.86 per share;

•4,641,412 shares of common stock reserved for future issuance under the 2021 Equity Incentive Plan;
•1,888,259 shares of common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan; and
•13,241,617 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2022, with an exercise price of $11.50 per share.
To the extent that any of these outstanding options and warrants are exercised, or outstanding restricted stock units vest and settle in common stock, there will be further dilution to new investors.

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DESCRIPTION OF CAPITAL STOCK
The following summary description is based on the provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference into the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2022, there were 105,737,466 shares of common stock issued and outstanding, which shares were held by 81 stockholders of record, and no shares of preferred stock outstanding

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. No shares of preferred stock are outstanding. We have no present plans to issue any shares of preferred stock.

Warrants

At June 30, 2022, there were 13,241,617 warrants to purchase common stock outstanding, consisting of 11,920,020 public warrants, or the Public Warrants, and 1,321,597 private warrants, or the Private Warrants and together with the Public Warrants, the Warrants. The Private Warrants are held by the initial stockholders of Novus.
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Each Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share at any time. The Warrants will expire on January 29, 2026, or earlier upon redemption or liquidation.

Holders of Public Warrants cannot pay cash to exercise of their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Public Warrants and a current prospectus relating thereto.

The Private Warrants are identical to the Public Warrants except that the Private Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are not redeemable by us, in each case so long as they are still held by the Novus initial stockholders or their permitted transferees. Under the terms of the Warrant Agreement, described below, if a Private Warrant is transferred to a holder other than an affiliate or permitted transferee, such Private Warrant will be treated as a Public Warrant.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant,
•at any time after the Public Warrants became exercisable;
•upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;
•if, and only if, the reported last sale price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants became exercisable and ending on the third trading day prior to the notice of redemption to Public Warrant holders; and
•if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Public Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of such Public Warrant.

The redemption criteria for our Public Warrants was established at a price which is intended to provide Public Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Public Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Public Warrants.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then-outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the Warrant Agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the Warrant Agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of
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shares of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.
Anti-Takeover Provisions of Delaware Law and Our Charter Documents
Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status owned, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;
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•provide that the authorized number of directors may be changed only by resolution of our board of directors;
•provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;
•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;
•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
•provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and
•not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.
The amendment of any of these provisions requires approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and our policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
The amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a breach of fiduciary duty; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the certificate of incorporation or our amended and restated bylaws; (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or (6) any action asserting a claim against us that is governed by the internal affairs doctrine. The amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our amended and restated certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally,
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we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our Status as a Delaware Public Benefit Corporation
Our amended and restated certificate of incorporation reflects our designation as a public benefit corporation under Delaware law and identifies our public benefit as (i) empowering individuals in Appalachia, (ii) driving positive environmental change in the agriculture industry and (iii) improving the lives of our employees and the community at large.
Delaware public benefit corporations are governed by the DGCL, including subchapter XV of the DGCL. Section 361 of the DGCL states that if a corporation elects to become a public benefit corporation, it shall be subject in all respects to the provisions of the DGCL, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply. Perhaps the most notable distinction of subchapter XV is its requirement that public benefit corporation directors balance the financial interests of stockholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefits identified in the public benefit corporation’s certificate of incorporation when making decisions. To date, there is limited case law involving public benefit corporations and the application of this and other distinct public benefit corporation requirements, which may create some uncertainty until additional case law develops.
Stockholders should note, however, that Sections 361 and 365 of the DGCL indicate that Delaware’s longstanding “business judgment rule” should apply to the balancing determinations required of public benefit corporation directors so long as directors remain informed and free of conflicts of interests. Similarly, a director’s ownership of or other interest in stock of the public benefit corporation will not, for purposes of Subsection XV, create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement in the DGCL, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. We expect that, in large part, traditional Delaware corporation law principles and the application of those principles in case law—including those related to self-dealing, conflicts of interest, and the application of the business judgment rule—will continue to apply with respect to public benefit corporations.
The following is a summary of the material differences between traditional Delaware corporations not subject to subchapter XV of the DGCL and Delaware public benefit corporations to the extent subchapter XV of the DGCL imposes additional or different requirements than the DGCL generally. This summary is subject to the complete text of subchapter XV of the DGCL, which stockholders are encouraged to read carefully.

Provision	Traditional Delaware Corporations	Delaware Public Benefit Corporations	Additional Practical Differences

General	Subject in all respects to the provisions of the DGCL.	Same as a traditional Delaware corporation, except to the extent subchapter XV imposes additional or different requirements, in which case such requirements shall apply.	Not applicable.
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Purpose	Usually incorporated as a for-profit corporation that may engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.
Same as a traditional Delaware corporation; in addition, a Delaware public benefit corporation is intended to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. Accordingly, a Delaware public benefit corporation shall:

• Identify within its statement of business or purpose one or more specific “public benefits,” i.e., a positive effect (or reduction of negative effects) on one or more categories of persons, entities, communities or interests (other than shareholders in their capacities as shareholders), to be promoted by the corporation; and
• State within its heading that it is a public benefit corporation.
A public benefit corporation may be managed both to consider the financial interests of its shareholders as well as to promote its public benefits and operate in a responsible and sustainable manner.

Duties of Directors	Manage in the best interests of the corporation and its stockholders.	Manage in a manner that balances the pecuniary interests of the shareholders, the best interests of those materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in its certificate of incorporation.	Directors of a traditional Delaware corporation may ordinarily take actions that they believe are not in the best interests of the stockholders in the short-term, at least if they believe that the action is in the long-term best interests of the corporation. The balancing requirement for directors of a public benefit corporation might more readily permit them, but does not require them, to take actions that stockholders consider not to be in their financial best interest.
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Director Liability for Public Benefit Purpose	Not applicable.	A director of a public benefit corporation shall not, by virtue of the public benefit provisions of the DGCL, have any duty to any person on account of any interest of such person in the public benefit or public benefits identified in the certificate of incorporation or on account of any interest materially affected by the corporation’s conduct and, with respect to a decision implicating the balance requirement described in “Duties of Directors” above, will be deemed to satisfy such director’s fiduciary duties to stockholders and the corporation if such director’s decision is both informed and disinterested and not such that no person of ordinary, sound judgment would approve.	No practical difference; directors of traditional Delaware corporations and public benefit corporations must both act with a duty of care and duty of loyalty.

Conflicts of Interest for Public Benefit Duties of Directors	Not applicable.	A director’s ownership of or other interest in the stock of the public benefit corporation shall not alone create a conflict of interest on the part of the director with respect to the director’s decision implicating the balancing requirement described in “Duties of Directors” above, except to the extent that such ownership or interest would create a conflict of interest if the corporation were not a public benefit corporation. In the absence of a conflict of interest, no failure to satisfy that balancing requirement shall, for the purposes of §102(b)(7) or §145 of the DGCL, constitute an act or omission not in good faith, or a breach of the duty of loyalty, unless the certificate of incorporation so provides.	No practical difference; the same DGCL requirements regarding officer and director conflicts of interest of a traditional Delaware corporation are applicable to a public benefit corporation.
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Suits to Enforce Public Benefit Duties of Directors	Not applicable.	Any action to enforce the balancing requirement described in “Duties of Directors” above, including any individual, derivative or any other type of action, may not be brought unless the plaintiffs in such action own individually or collectively, as of the date of instituting such action, at least 2% of the corporation’s outstanding shares or, in the case of a corporation with shares listed on a national securities exchange, the lesser of such percentage or shares of the corporation with a market value of at least $2,000,000 as of the date the action is instituted. The provisions of subchapter XV do not relieve the plaintiffs from complying with any other conditions applicable to filing a derivative action including §327 of the DGCL and any rules of the court in which the action is filed.	The enforcement suit structure available to shareholders of a Delaware public benefit corporation that have met the threshold requirements may provide for additional circumstances in which a Delaware public benefit corporation is the subject of litigation related to a particular balancing decision made by the Board.

Public Benefit Notices	Not applicable.	A public benefit corporation shall include in every notice of a meeting of stockholders a statement to the effect that it is a public benefit corporation formed pursuant to subchapter XV.	A public benefit corporation’s notice of meeting of stockholders must include a statement that it is a public benefit corporation.
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Biennial Public Benefit Corporation Reporting	Not applicable.	A public benefit corporation shall no less than biennially provide its stockholders with a statement as to the corporation’s promotion of the public benefit or public benefits identified in the certificate of incorporation and of the best interests of those materially affected by the corporation’s conduct. The statement shall include items specified in subchapter XV.	The stockholders of a public benefit corporation will have access to regular reports highlighting certain aspects of the public benefit corporation’s conduct that might not be provided to stockholders of a traditional Delaware corporation.
Common Law Fiduciary Duties in Transactions for Corporate Control	In the context of certain transactions implicating a sale of control of a company, Delaware common law may impose on directors of a traditional corporation a duty to maximize short-term stockholder value.	In response to all sale transactions, the directors of a public benefit corporation are required to adhere to the balancing requirement described in “Duties of Directors” above.	In a potential sale of control transaction of a public benefit corporation, the board of directors would consider and balance factors in addition to maximizing short-term stockholder value. In the context of a hostile bid for a public benefit corporation, the board of directors could choose to reject such a bid in circumstances where the directors of a traditional corporation might be compelled by their fiduciary duties to accept such an offer. Consequently, the stockholders of a public benefit corporation may not as easily realize their investment through a sale of control transaction.

Listing
Our common stock and warrants are traded on the Nasdaq Global Select Market under the symbols “APPH” and “APPHW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Select Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004, and its telephone number is (212) 509-4000.

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PLAN OF DISTRIBUTION
We have entered into the sales agreement with Cowen, under which we may issue and sell from time to time up to $100,000,000 of our common stock through or to Cowen as agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. If authorized by us in writing, Cowen may purchase shares of our common stock as principal.
Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cowen as sales agent is equal to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $75,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $300,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Cowen will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our common stock.
Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “APPH.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.
Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

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LEGAL MATTERS
Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. As of the date of this prospectus, GC&H Investments, LLC, which is an entity comprised of partners and associates of Cooley LLP, and Cooley LLP partners and associates beneficially own an aggregate of 95,817 and 100 shares of our common stock, respectively. Cowen and Company, LLC is being represented by Nelson Mullins Riley & Scarborough LLP, Washington, D.C., in connection with this offering.

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EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting as of December 31, 2021, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor Relations section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www. appharvest.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39288):
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 3, 2022 and August 3, 2022, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 13, 2022, January 31, 2022 (except for the information furnished under Item 2.02 and the exhibits thereto), February 9, 2022 (except for the information furnished under Item 7.01 and the exhibits thereto), March 7, 2022 (except for the information furnished under Item 7.01 and the exhibits thereto), May 10, 2022 and May 17, 2022; and
•the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K, including any amendments thereto or reports filed for the purpose of updating such description.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of our common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
AppHarvest, Inc.
500 Appalachian Way
Morehead, Kentucky 40351
(606) 653-6100

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$100,000,000

Common Stock

PROSPECTUS

Cowen
, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee, the Nasdaq Global Select Market fee and the FINRA filing fee.

Amount
SEC registration fee	$27,810
Nasdaq Global Select Market fee	(1)
FINRA filing fee	$45,500
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Printing and miscellaneous fees and expenses	$(1)
Total	$(1)

(1) The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our amended and restated certificate of incorporation and our amended and restated bylaws.

We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement that we may enter into will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.
In the sales agreement we enter into in connection with the sale of our common stock being registered hereby, the sales agent will agree to indemnify, under certain circumstances, us, our officers, our directors, and our controlling persons within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

INCORPORATED BY REFERENCE
EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT	SCHEDULE/ FORM	FILE NUMBER	EXHIBIT	FILE DATE

1.1*	Form of Underwriting Agreement.
1.2	Sales Agreement, by and between the Registrant and Cowen and Company, LLC dated August 3, 2022.
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	Form 8-K	001-39288	3.1	2/2/2021

3.2	Amended and Restated Bylaws of the Registrant.	Form 8-K	001-39288	3.2	2/2/2021

4.1	Reference is made to Exhibits 3.1 through 3.2.

4.2	Specimen Common Stock Certificate.	Form S-4/A	333-249421	4.4	12/1/2020
4.3*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.
4.4	Form of Indenture.
4.5*	Form of Debt Securities.
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature pages of this Form S-3.

25.1**	Statement of Eligibility of Trustee Under the Indenture.

107	Filing Fee Table.
*    To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

**     To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    That, for purposes of determining any liability under the Securities Act of 1933:
(i)    the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of the registration statement as of the time it was declared effective; and
(ii)    each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morehead, State of Kentucky, on this 3rd day of August, 2022.
APPHARVEST, INC.

By: /s/ Jonathan Webb
Jonathan Webb
Chief Executive Officer and Chairperson
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Webb and Loren Eggleton, and each of them, as their true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933 as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable AppHarvest, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan Webb	Chief Executive Officer and Chairperson (Principal Executive Officer)	August 3, 2022
Jonathan Webb
/s/ Loren Eggleton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2022
Loren Eggleton
/s/ David Lee	President and Director	August 3, 2022
David Lee
/s/ Kiran Bhatraju	Director	August 3, 2022
Kiran Bhatraju
/s/ Ciara Burnham	Director	August 3, 2022
Ciara A. Burnham
/s/ Greg Couch	Director	August 3, 2022
Greg Couch
/s/ Anna Mason	Director	August 3, 2022
Anna Mason
/s/ R. Geof Rochester	Director	August 3, 2022
R. Geof Rochester
/s/ Martha Stewart	Director	August 3, 2022
Martha Stewart
/s/ Patrick Halfmann	Director	August 3, 2022
Patrick Halfmann
/s/ J. Kevin Willis	Director	August 3, 2022
J. Kevin Willis